Registration No. 333-225433

As filed with the Securities and Exchange Commission on July 2, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

FREECOOK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)
38-4053064 IRS Employer Identification Number
7370 Primary Standard Industrial Classification Code Number

Vilniaus g.31

Vilnius, LT-01402, Lithuania

T: +370.5251.2561

Direct: +370.6263.5884

(Address and telephone number of principal executive offices)

EASTBIZ.COM, INC.

5348 Vegas Drive, Las Vegas, NV 89108

T: 702.871.8678, Fax: 702.387.3827

(Address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [  ]  Accelerated filer [  ]   Non-accelerated filer [  ]  Smaller reporting company [x]

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Amount	Amount of Registration Fee
Common Stock	5,000,000	$0.025	$125,000	15.57(3)

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

(3) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

FREECOOK CORPORATION

5,000,000 SHARES OF COMMON STOCK

$0.025 PER SHARE

This is the initial offering of common stock of FreeCook Corporation (the “Company”) and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.025 per share to the general public in a best effort offering. We estimate our total offering registration costs to be approximately $10,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Natalija Tunevic, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.025 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company (in the events such as, but not limited to: downturn in economy or inability to find investors) to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

FreeCook Corporation has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Venture Market. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Venture Market. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 7 through 12 before buying any shares of FreeCook Corporation’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED __________, 2018

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	13
DESCRIPTION OF BUSINESS	18
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
PLAN OF DISTRIBUTION	23
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION	25
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
INDEX TO THE FINANCIAL STATEMENTS	26

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “FreeCook” Refers to FreeCook Corporation. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

FREECOOK CORPORATION

FreeCook Corporation was incorporated in Nevada on November 6, 2017. We intend to commence operations in the business of software and website development. FreeCook Corporation is a newly-developed web platform that aims to connect food lovers with culinary craftsmen of their communities. We create a network between people who cook at home and are willing to sell their meals online and those looking for homemade delicacies. We aim not to let the passion of artisan chefs stay undiscovered by the rest of the world, encourage home cooks to keep developing their talents, by attracting clients to our marketplace. Anyone can shop online with FreeCook Corporation where new meals, cuisines and dish presentations are daily offered by artisan cooks and will win any gourmet’s heart. We are building and developing the web platform with functions to inform, provide contacts and the list of meals offered by and to our online users. The meals can be delivered personally by cooks to clients or shipped across the country of Lithuania by courier delivery services. Currently, we are an absolutely free platform. In the future, as the brand awareness increases, our revenue is to be generated by users' sales in the amount of 5% of total price per sale. We also intend to sell the advertising slots and context ads on the pages of our web platform. As of the date of this filing, we have developed, designed and started the online platform, however, had to temporarily take it down for further overhaul.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $52,500 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion of our offering or ever generate additional revenue.

If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. The Company rents an office at Vilniaus g.31, Vilnius, LT-01402, Lithuania. The phone number of the Company is +370.5251.2561 available Monday to Friday from 10:00am to 5:00pm EET (Lithuanian time). The direct phone line of Natalija Tunevic is +370.6263.5884.

From inception (November 6, 2017) until the date of this filing, we have had initial operating activities. Our financial statements from inception (November 6, 2017) through March 31, 2018 report no revenue and a net loss of $738.63.  Our independent registered public accounting firm has issued an audit opinion for FreeCook Corporation, which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan, business concept, website and rented an office. The company had signed a Website Design, Development and Hosting Agreement (filed as Exhibit 10.3) with developers who purchased a domain name for the business, created a unique design and established a web platform at https://free-cook.com. However, the management was not fully satisfied with the functionality of the final product and took a decision to temporarily take the platform down in order to fix the bugs and upgrade the website with new features. Currently, the director is negotiating future collaboration with web developers, and such other advancements of the website require additional financing. The funding is expected to be obtained through the sale of company’s shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $52,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $52,500, our business may fail. Since we are presently a startup company, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	FreeCook Corporation
Securities Being Offered:	5,000,000 shares of common stock
Price Per Share:	$0.025
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 25% of the shares sold - $31,250 If 50% of the shares sold - $62,500 If 75% of the shares sold - $93,750 If 100% of the shares sold - $125,000
Securities Issued and Outstanding:

There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our president, treasurer, secretary and director, Natalija Tunevic.

If we are successful at selling all the shares in this offering, we will have 9,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $125,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from November 6, 2017 (Inception) to March 31, 2018.

Balance Sheet Data	As of March 31, 2018
Cash	$ 5,690.77
Total Assets	$ 8,311.37
Total Liabilities	$ 5,050.00
Total Stockholder’s Equity	$ 3,261.37

Statement of Operations Data	For the Year ended
Total Expenses	$ 738.63
Net Loss	$ 738.63

Statement of Operations Data	From November 6, 2017 (Inception) to March 31, 2018
Revenue	$ -
Total Expenses	$ 738.63
Net Loss	$ 738.63

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because we have an initial-stage operating history, we have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern.

Our financial statements for the period from November 6, 2017 (inception) to March 31, 2018 have been prepared assuming that we will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with some operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of March 31, 2018, we had cash in the amount of $5,690.77 and liabilities of $5,050.00. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve significant revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $52,500 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Natalija Tunevic, our president, treasurer, secretary and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Tunevic has Ms. Tunevic has a formal commitment to loan funds of $60,000 to the company for its further development. The loan agreement filed as Exhibit 10.1 bears no interest. After one year we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We have commenced initial operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on November 6, 2017, and to date have been involved primarily in organizational activities. We have commenced initial business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate additional revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have lack of experience in the marketing of online platforms. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our company will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We are in a competitive market, which could impact our ability to gain market share which could harm our financial performance.

The business of niche of software and website development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There is a number of successful consulters operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly outspend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete.

We cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs, we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our president, treasurer, secretary and director will own 44,44% or more of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

Ms. Tunevic, our president, treasurer, secretary and director, will own 44,44% or more of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Tunevic may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

We depend to a significant extent on a certain key person, the loss of whom may materially and adversely affect our company.

We depend entirely on our president, treasurer, secretary and director, Natalija Tunevic, for all of our operations. The loss of Ms. Tunevic would have a substantial negative effect on our company and may cause our business to fail. Ms. Tunevic has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Tunevic’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

Our president, treasurer, secretary and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Natalija Tunevic, our president, treasurer, secretary and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our president, treasurer, director and secretary is a non-U. S. resident, therefore investors may have difficulty enforcing any judgments against her within the United States.

Our president, treasurer, director and secretary, Ms. Tunevic is a non-U.S. resident, and all or a substantial portion of her assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

Risks associated with this offering

Because the offering price has been arbitrarily set by the Company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on November 6, 2017, and has only initial operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $125,000 from this offering, we may have to seek alternative financing to implement our business plan.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our president, Ms. Tunevic does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Tunevic does not have any experience conducting securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB Venture Market. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Venture Market. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between FreeCook Corporation and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $10,000, which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Natalija Tunevic, our president, treasurer, secretary and director, who has agreed to loan the Company funds to complete the registration process. Ms. Tunevic’s agreement to provide us loans for registration costs is non-binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Venture Market. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not file a Form 8-A to register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we will have 9,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investor and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-effort” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $125,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Fees	Fees	Fees	Fees
Gross proceeds	31,250	62,500	93,750	125,000
Offering expenses	10,000	10,000	10,000	10,000
Net proceeds	21,250	52,500	83,750	115,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Office	6,000	6,000	6,000	6,000
Website Development	3,000	10,500	15,250	18,000
Website Design	1,250	9,000	10,000	11,000
Marketing and advertising	1000	12,000	19,500	30,000
Application Development	-	-	15,000	20,000
Equipment	-	5,000	8,000	20,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Natalija Tunevic, our president and director, has agreed to loan the Company funds to complete the registration process. Ms. Tunevic’s agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB when and if our common stocks become eligible for trading on the OTCQB. Ms. Tunevic will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Tunevic. Ms. Tunevic will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is calculated as the total assets of a company, minus any intangible assets, less all liabilities and the par value of preferred stock. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of March 31, 2018 was $ 3,261.37 or approximately $0.0008 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2018. The following table sets forth as of March 31, 2018, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.025 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.025	0.025	0.025	0.025
Post offering net tangible book value	24,511.37	55,761.37	87,011.37	11,8261.37
Post offering net tangible book value per share	0.0047	0.0086	0.0112	0.0131
Pre-offering net tangible book value per share	0.0008	0.0008	0.0008	0.0008
Increase (Decrease) in net tangible book value per share after offering	0.0039	0.0078	0.0104	0.0123
Dilution per share	0.0203	0.0164	0.0138	0.0119
% dilution	81.32	65.69	55.09	47.44
Capital contribution by purchasers of shares	31,250.00	62,500	93,750	125,000
Capital Contribution by existing stockholders	4,000.00	4,000	4,000	4,000
Percentage capital contributions by purchasers of shares	88.65	93.98	95.91	96.90
Percentage capital contributions by existing stockholders	11.35	6.02	4.09	3.10
Gross offering proceeds	31,250	62,500	93,750	125,000
Anticipated net offering proceeds	21,250	52,500	83,750	115,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	5,250,000	6,500,000	7,750,000	9,000,000
Purchasers of shares percentage of ownership after offering	23.81	38.46	48.39	55.56
Existing stockholders percentage of ownership after offering	76.19	61.54	51.61	44.44

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $5,690.77 as of March 31, 2018. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Natalija Tunevic, our Incorporator and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of March 31, 2018, Ms. Tunevic has advanced $5,050 to the Company. Ms. Tunevic has a formal commitment to loan funds of $60,000 to the company for its further development. The loan agreement filed as Exhibit 10.1 bears no interest. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $52,500 of funding from this offering. We have initial-stage operating history. The Company rents an office at Vilniaus g.31, Vilnius, LT-01402, Lithuania. The phone number of the Company is +370.5251.2561 available Monday to Friday from 10:00am to 5:00pm EET (Lithuanian time). The direct phone line of Natalija Tunevic is +370.6263.5884.

We have generated no revenue to date and incurred expense of $5,050 for Company setup and professional fees. Our full business plan entails activities described in the Plan of Operation. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We currently have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated significant revenues to date.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $125,000 from this offering, we may need more funds for ongoing business operations after the first year and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on November 6, 2017. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a start-up company that has just recently started our operations. If we are unable to successfully find clients who uses our service, we may quickly use up the proceeds from this offering.

We intend to commence operations in the business of software development. FreeCook Corporation is a newly-developed web platform that aims to connect food lovers with culinary craftsmen of their communities. We create a network between people who cook at home and are willing to sell their meals online and those looking for homemade delicacies.

Our plan of operations is as follows:

1. Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our service. If we are unable to obtain minimum funding of approximately $52,500 (If 50% of the shares sold), our business may fail.

As of today, we have started to introduce our platform to our potential customers, and we have already presented our service to our "who we know" list (business associates, family members, friends, former partners etc.).

Our cash needs for the next twelve months (estimated at between $52,500 and $115,000) and plan of operations following the completion of our public offering is as follows:

2. Office & Equipment

We plan on spending 1 to 2 months incurring costs for setting up our office. To start off with plentiful feel the basic needs in furniture and equipment. We plan to purchase a desk, chairs, and a PC or a laptop for the staff. We expect the sum to be equal to $11,000, for which we need to sell at least 50% of shares. This is the minimum requirement we shall meet in order to start the business. To gather the sum required we expect to sell not less than 75% of shares. Once gathered, this amount of money will make it possible to invest into the development of the website, as well as to obtain additional storage space on the server, and to purchase additional equipment required allowing to do so. The equipment such as, for instance, hard drives or rails to support the hard drives within the server. Once we manage to sell all 100% of shares we might consider obtaining a server of our own rather than renting it. In this case, we also need to purchase the up-to-date version of an operating system for our web server, as well as anti-virus scanners and other necessary software and tools for maintaining the web server.

3. Website Development

We plan on spending 1 to 6 months developing the website. We plan to start off with a simple website on a free and open-source content management system (CMS) for publishing web content. To pay the annual fee for hosting and subscription, at least 50% of our shares must be sold. We need to sell at least 75% of shares to cover the expenses of maintaining of our website. As the business grows and develops, we might consider upgrading the design of the website to enhance the usability experience of our platform and make it more attractive for the potential users. To do so we are likely to move onto our own website, hire professionals to work out the structure of the platform and design the web pages, and maintain the whole platform. We expect it to be a costly procedure which demands all 100% shares to be sold.

4. Marketing and advertising

Most of our expenses will be for marketing and advertising since we understand that the better we actively position our company the more clients we’ll attract. We plan to develop our advertising campaign in 2 to 12 months. These expenses will vary from $1,000 to $30,000 depending on the number of shares sold. To initiate our marketing and advertising campaign we need at a minimum of $1,000 to advertise the company within Vilnius, however, in order to make it more powerful and speaking across the country, we need to collect around $12,000, which requires at least 50% of shares to be sold. This sum will be spent on filling the social webpages with content and on buying advertising slots at different websites. In order to collect funds for promotional videos we will need to sell at least 75% of shares. We need to sell 100% of shares in order to pay a yearly subscription for the Google AdWords and to conduct a successful SEO (Search Engine Optimization) campaign, which helps to advances in the search inquiries of popular web engines, such as Google.com.

5. Application Development

We plan on spending 1 to 6 months developing a FreeCook Corporation application. We plan to start off with a simple application on a free and open-source content management system (CMS) for publishing web content. We need to sell at least 75% of shares to cover the expenses on the development of its terms of reference, establishing a design and maintaining our application. As the business grows and develops, we might consider upgrading the design and functionality of the application to enhance the usability experience of our platform and make it more attractive for the potential users. To do so most likely we will hire professionals to work out the structure of the platform and design the app’s pages and maintain the whole platform. We expect it to be a costly procedure which demands all 100% shares to be sold.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	31,250	62,500	93,750	125,000
Offering expenses	10,000	10,000	10,000	10,000
Net proceeds	21,250	52,500	83,750	115,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Office	6,000	6,000	6,000	6,000
Website Development	3,000	10,500	15,250	18,000
Website Design	1,250	9,000	10,000	11,000
Marketing and advertising	1000	12,000	19,500	30,000
Application Development	-	-	15,000	20,000
Equipment	-	5,000	8,000	20,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From November 6, 2017 (Inception) to March 31, 2018

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2018, the Company had $5,690.77 of cash and our liabilities were $5,050, comprised of an amount owed to Natalija Tunevic, our president, treasurer, secretary and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $52,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

As of March 31, 2018, our total assets were $8,311.37. Total assets were comprised of $5,690.77 in cash, $1,900 in prepaid expenses and $720.60 in prepaid rent.

As of March 31, 2018, our current liabilities were $5,050 and Stockholders’ equity was $3,261.37.

CASH FLOWS FROM OPERATING ACTIVITIES

As of March 31, 2018, net cash flows used in operating activities was $3,359.23.

CASH FLOWS FROM FINANCING ACTIVITIES

As of March 31, 2018, we have generated $9,050 of cash flows by financing activities.

Since inception, we have sold 4,000,000 shares of common stock to our president, treasurer, secretary and director, at a price of $0.001 per share, for net proceeds of $4,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Natalija Tunevic, our president, treasurer, secretary and director, who has agreed to loan the Company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Tunevic has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. Ms. Tunevic’s loan agreement to provide us loans for registration costs is non-binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $52,500. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in the business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to ensure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $52,500 under this offering, the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

FreeCook Corporation is a newly-developed web platform that aims to connect food lovers with culinary craftsmen of their communities. We create a network between people who cook at home and are willing to sell their meals online and those looking for homemade delicacies. We aim not to let the passion of artisan chefs stay undiscovered by the rest of the world, encourage home cooks to keep developing their talents, by attracting clients to our marketplace. Anyone can shop online with FreeCook Corporation where new meals, cuisines and dish presentations are daily offered by artisan cooks and will win any gourmet’s heart. We are building and developing the web platform with functions to inform, provide contacts and the list of meals offered by and to our online users.

Our principal office address is located at Vilniaus g.31, Vilnius, LT-01402, Lithuania. The phone number of the Company is +370.5251.2561 available Monday to Friday from 10:00am to 5:00pm EET (Lithuanian time). The direct phone line of Natalija Tunevic is +370.6263.5884. Our plan of operation is forward-looking, however, there is no assurance that we will ever reach profitable operations.

Business Description

Our company aims at businesses operating in instantly growing and changing market of food delivery. By developing our website, FreeCook Corporation has a goal to help culinary amateurs as well as professional chefs impress neighbors with their fantasy, creativity and true passion for cooking. Being a hopeless foodaholic, the developer lets like-minded people discover new original recipes prepared “next door” as well as get an unforgettable experience for all their senses. We plan to build and develop the web platform with functions to inform the users and provide contacts and the list of meals delivered by the registered home-cooks. All meals are listed on the menu from a wide variety of chefs, that are to be identified by their location (city) and online/offline status. The meals are split into categories depending on the type of product it is, in order to make customers’ search as smooth as it can possibly be. Our website visitors are expected to navigate through the platform by search inquiries or by browsing the full list of offered meals, depending on their choice, as well as they may switch between browsing a certain category, such as type of product or the location of the chef and sorting the dishes by popularity/price.  Once a visitor chooses a meal they may move back to menu section by clicking the initial menu button, or see other recipes of the chef, read other customers’ reviews regarding the chef and his/her meals, send the chef a message, add to favorites etc. The meals can be delivered personally by the cook to the client or shipped across the country of Lithuania by courier delivery services. Initially, the website is absolutely free but over the time the brand recognition increases, the company’s revenue is to be generated by users' sales, we expect to charge 5% off each sale made through our web site. Payment methods acceptable for sales made through the platform are MasterCard, Visa, PayPal and Cash (clients personally to chefs).

We are planning to release the web-platform in Lithuania and, in perspective, attract other European countries to use our platform.

We plan to conduct different sorts of promotional campaigns to demonstrate versatility of customers included in our database. We have already started to work on upgrading our web platform and the codes, web-design and software.

Marketing

We are likely to choose online marketing as our key strategy to promote and attract the customers, hence we are about to represent an online business entity, which works for the company offering a possibility of online order. At the initial stage of development, we are likely first to invest into advertising via Google AdWords and optimize Google Search Engine. It helps us to appear in customer’s search inquiries on the Internet. Thus, we expect to get into the attention of both our potential customers and their clients. (to whom we might refer as “platform users” or “users). Alongside, we plan to represent our business on the variety of popular social networks pages, where we plan to provide with detailed information both our potential customers and the potential web platform users. We also plan to use direct calls and mailing with our business proposals, providing references to our platform and social web pages. We might also consider other sites related to food consuming, such as sites of recipes and food retailers, for instance. With more advanced investment we might shoot promotional videos related to cooking, for advertising purposes. As the business grows we might set up TV channel built-in the web platform itself, where chefs will demonstrate their skills teaching how to cook different meals available for order on the platform. To attract potential customers, we plan to elaborate a program of free promotional periods, or promotional period devoted to a particular cuisine or other promo-campaigns.

Target market

We primarily plan to target the market of home cooks aged between 50 and 60 years old and clients of 25 to 35 years old who would be interested in buying homemade food online. We target cooks of the above-mentioned age because these are the people to have achieved their professional goals and at this stage have the time, experience and willingness to cook at home and get some extra money to their pockets. The age of their customers is expected to vary between 25 and 35 years old for the reason that by this age people tend to realize the advantages of home food over fast food, however, are busy with their jobs and do not have the time or energy for cooking after work.

Competition and Industry overview

The Food Delivery industry of Lithuania accounts over $47,000,000 in the year of 2018 and is expected to grow by 21.6% in the next four years, thus, bringing a promising opportunity for online restaurants and home cooks selling their meals online to accumulate great revenues. In addition, data indicates that the vast majority of the revenue gathered in the year of 2018 is Take Away services, meaning people are willing to pick up their meals by themselves rather than wait for couriers, and the segment is expected to grow significantly by 2022.

We expect to face strong competition from the online restaurants industry that nowadays is very well-developed and popular. The most competitive service providers are ChiefPizza, Meniu.lt and Rekvizitai.lt. Though these companies are well-known, none of them offers homemade original food with a great diversity of choices at very competitive prices. These points are positioned to be our strengths and opportunities.

Web Platform Today

The company had signed a Website Design, Development and Hosting Agreement (filed as Exhibit 10.3) with developers who purchased a domain name for the business, created a unique design and established a web platform at https://free-cook.com. However, the management was not fully satisfied with the functionality of the final product and took a decision to temporarily take the platform down in order to fix the bugs and upgrade the website with new features. Currently, the director is negotiating future collaboration with web developers, and such other advancements of the website require additional financing. The funding is expected to be obtained through the sale of company’s shares in this offering. Additionally, FreeCook Corporation discloses some prospects of the design of its web platform.

FREECOOK
Top secret family recipe

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Dish title

350 g

Cook's name

Description:

Dish description. A bit of sentences about this dish. And one more sentence.

Ingredients:

Canned corn, crab sticks, rice, egg chicken, green onions, dill, parsley, salt, mayonnaise

Categories:

Salads, vegan

Lead time:

24 hours

35 € 1 Add to cart

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Breakfast

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Fish

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FREECOOK
Top secret family recipe

Menu | Account | USD | Nickzames

Nickzames

Incoming orders

New (2)

Accepted (1)

Outgoing orders

Accepted (2)

In pending (1)

Outgoing orders

10:30 15.03.2018

Dish title

Servings: 3 | Delivery: Pickup

Chef: Lilya Brik

Address: Sv. Mikalojaus 5, Vilnius

Phone: +370 1 234 5678

Up to time: 19:30 15.03

Total amount: 35 €

Customer's comment: I want the name "Alice Cooper" on the cake.

Chef's comment: I'll cook this meal until 20:00. We agreed on this by phone.

Decline | Chat

10:30 15.03.2018

Dish title

ACCEPTED

Servings: 3 | Delivery: Pickup

Chef: John Doe

Address: Sv. Mikalojaus 5, Vilnius

Phone: +370 1 234 5678

Up to time: 19:30 15.03

Total amount: 35 €

Customer's comment: I want the name "Alice Cooper" on the cake.

Chef's comment: I'll cook this meal until 20:00. We agreed on this by phone.

Chat

10:30 15.03.2018

Dish title

DECLINED

Servings: 3 | Delivery: Pickup

Chef: John Doe

Address: Sv. Mikalojaus 5, Vilnius

Phone: +370 1 234 5678

Up to time: 19:30 15.03

Total amount: 35 €

Customer's comment: I want the name "Alice Cooper" on the cake.

Chef's comment: I'll cook this meal until 20:00. We agreed on this by phone.

Chat

Total: 304.60€

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Pickup / Courier (+5.00€)

COOK

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FreeCook | cash | mastercard | VISA | PayPal

USD — 374.00 USD

EUR — 103.04 EUR

LTL — 45.40 LTL

Order amount:	304.60€
Discount:	0.00€
Delivery:	5.00€
Total amount:	**309.60€**

Finish

Revenue

Currently we see the following sources of our income:

- The company’s revenue is to be generated by users' sales. We plan to change 5% off every sale made through our platform.

- From selling the advertising slots on the pages of our web platform.

Employees Identification of Certain Significant Employees.

We are a start-up company and currently have one employee only - Natalija Tunevic, our president, treasurer, secretary and director. We intend to outsource any additional services if the business requires so.

Offices

The Company rents an office at Vilniaus g.31, Vilnius, LT-01402, Lithuania. The phone number of the Company is +370.5251.2561 available Monday to Friday from 10:00am to 5:00pm EET (Lithuanian time). The direct phone line of Natalija Tunevic is +370.6263.5884.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities including the US Securities and Exchange Commission and agencies applicable to our business in any jurisdiction with which we would conduct activities. We do not believe that governmental regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officers and director are as follows:

Name of Executive Officer and/or Director	Age	Position
Natalija Tunevic	59	President, Treasurer, Secretary and Director

Natalija Tunevic has acted as our President, Treasurer, Secretary and Director since we incorporated on November 6, 2017. Ms. Tunevic owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Tunevic was going to be our President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, and the main member of our board of directors.

Natalija Tunevic is versatile professional with a strong practical experience in Food and Beverage and Finance Industry. Through extensive research and practical experience, she has become a highly skilled analyst with expeditious problem-solving skills. Her main area of expertise is managing and developing innovative strategic ideas for Business Development.

Working in heavily client focused environments, she is an extremely confident communicator and negotiator able to communicate in multiple languages. This ability combined with her innovative approach to developing solutions for clients has allowed her to create strong working relationships at all levels.

Natalija has graduated from Kaunas University of Technology with Social Sciences Bachelor’s Degree and the world-famous Vilnius University with Economics and Business Administration Master’s Degree. While studying she has gained practical experience within F&B industry when working part time at local cafes and restaurants. After graduation, Natalija built a successful career from waitress to brand-chef, and later, held the head position of the financial department of the hotel and its restaurants. In 1994, she became a mother to twins and had to leave the job. Parenthood brought her an excellent opportunity to improve her cooking skills, she continuously studied the industry and its innovations, organized open cooking masterclasses to her friends and local communities. The year of 2006 brought the director one more gift and she gave birth to another child. The director is a proud Senior Social Worker of Republic of Lithuania. Natalija’s realization that a woman, a mother, due to her parental duties, is not always able to work full time and that most of establishments require that option shaped the idea of starting a business that would let not only her, but everyone cook and sell their meals online, and those bored by restaurants offerings and fast food get creative and original meals delivered to their doors.

Over the past five years the director solely served as a Senior Social Worker where she was involved in helping children with single parents or no parents, disabled people, elderly people and female-headed households with many children who have fallen into difficult situations in life. As of the date of this prospectus, the director has no other commitments nor jobs other than FreeCook Corporation. Ms. Tunevic spends all of her time developing the company and ensuring the right business directions towards its future success.

During the past ten years our President, Secretary, Treasurer and Director, Ms. Tunevic has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Ms. Tunevic was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Tunevic’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Natalija Tunevic, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on November 6, 2017 until March 31, 2018:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Natalija Tunevic, President, Secretary, Director and Treasurer	November 6, 2017 to March 31, 2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Ms. Tunevic currently devotes all of her time to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (November 6, 2017) to March 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Natalija Tunevic	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than Ms. Tunevic’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Tunevic, directly or indirectly, from the Company.

On December 27, 2017, we issued a total of 4,000,000 shares of restricted common stock to Natalija Tunevic, our president, treasurer, secretary and director in consideration of $4,000. Further, Ms. Tunevic has advanced funds to us. As of March 31, 2018, Ms. Tunevic has advanced to us $5,050. Ms. Tunevic will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Tunevic. Ms. Tunevic will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate additional revenues from our operations. The obligation to Ms. Tunevic does not bear interest. We have an agreement with Ms. Tunevic that, if necessary, she will loan the Company funds to complete the registration process.

There are no promoters of the company, and have been none, as defined in Item 404(c)(1)(i) of Regulation S-K, other than FreeCook’s director Natalija Tunevic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 31, 2018 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	%
Common Stock	Natalija Tunevic	4,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of March 31, 2018, there were 4,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our president, treasurer, secretary and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.025 per share.

This is a self-underwritten offering, and Ms. Tunevic, our president, treasurer, secretary and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Tunevic will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our president, treasurer, secretary and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.

Our president, treasurer, secretary and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our president, treasurer, secretary and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our president, treasurer, secretary and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our president, treasurer, secretary and director must restrict her participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer, secretary and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our president, treasurer, secretary and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “FreeCook”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2018, there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our president, treasurer, secretary and director, Natalija Tunevic owns all 4,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with FreeCook Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Michael Gillespie & Associates, PLLC, our independent registered public accounting firm, has audited and reviewed our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Michael Gillespie & Associates, PLLC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Offices Of Michael H. Hoffman, P. A, has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is March 31, 2018. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Michael Gillespie & Associates, PLLC

Our financial statements from inception to March 31, 2018, immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

FreeCook Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of FreeCook Corporation as of March 31, 2018 and the related statements of operations, changes in stockholder’s equity, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from November 6, 2017 (inception) through March 31, 2018. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and the results of its operations and its cash flows for the period from November 6, 2017 (inception) through March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has initial operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2018.

Seattle, Washington

May 14, 2018

FREECOOK CORPORATION
BALANCE SHEET
(AUDITED)

MARCH 31, 18
ASSETS
Current Assets
Checking/Savings
JPMorgan Chase Bank, N.A.	5,690.77
Total Checking/Savings	5,690.77
Other Current Assets
Prepaid Expenses	1,900.00
Prepaid rent	720.60
Total Other Current Assets	2,620.60
Total Current Assets	8,311.37
TOTAL ASSETS	$ 8,311.37
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Liabilities
Current Liabilities
Other Current Liabilities
Loan from Related Parties	5,050.00
Total Other Current Liabilities	5,050.00
Total Current Liabilities	5,050.00
Total Liabilities	5,050.00
Stockholder’s Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized; 4,000,000 shares issued and outstanding as at March 31, 2018	4,000.00
Additional paid in capital	-
Accumulated deficit	(738.63)
Total Stockholder’s Equity (Deficit)	3,261.37
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$ 8,311.37

See accompanying notes, which are an integral part of these financial statements

FREECOOK CORPORATION STATEMENT OF OPERATIONS (AUDITED)
For the period from Inception (November 6, 2017) to March 31, 2018
OPERATING EXPENSES
General and Administrative Expenses	738.63
TOTAL OPERATING EXPENSES	738.63

NET LOSS FROM OPERATIONS	(738.63)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(738.63)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	931,507

See accompanying notes, which are an integral part of these financial statements

FREECOOK CORPORATION STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY FROM NOVEMBER 6, 2017 (INCEPTION) TO MARCH 31, 2018 (AUDITED)
	Common Stock	Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity
Inception, November 6, 2017	-	$ -	$ -	$ -	$ -

Issuance of common stock	4,000,000	4,000.00	-	-	4,000.00

Net loss	-	-	-	(738.63)	(738.63)

Balance, March 31, 2018	4,000,000	$ 4,000.00	$ -	$ (738.63)	$ 3,261.37

See accompanying notes, which are an integral part of these financial statements

FREECOOK CORPORATION STATEMENTS OF CASH FLOWS (AUDITED)
For the period from Inception (November 6, 2017) to March 31, 2018
OPERATING ACTIVITIES
Net Income	(738.63)
Adjustments to reconcile Net Income
to net cash used in operations:
Prepaid Expenses	(1,900.00)
Prepaid rent	(720.60)
Accounts Payable	0.00
Net cash used in Operating Activities	(3,359.23)
FINANCING ACTIVITIES
Capital Stock	4,000.00
Loan from Related Parties	5,050.00
Net cash provided by Financing Activities	9,050.00
Net cash increase for period	5,690.77
Cash at end of period	5,690.77

See accompanying notes, which are an integral part of these financial statements

FreeCook Corporation

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2018

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

FreeCook Corporation (“the Company”) was incorporated in the State of Nevada on November 6, 2017. The Company is located in Lithuania. FreeCook Corporation is a newly-developed marketplace that aims to connect food lovers with culinary craftsmen of their communities. We create a network between people who cook at home and are willing to sell their meals online and those looking for homemade delicacies. The meals can be delivered personally by the cook to the client or shipped across the country of Lithuania by courier delivery services. Initially, the website is absolutely free but over the time the brand recognition increases, the company’s revenue is to be generated by users' sales.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from November 6, 2017 (inception) through March 31, 2018.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is March 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. Under the Lease Agreement the Company will pay to the Landlord $11,532.00 for the two-year rent term commencing on March 1, 2018 and ending March 1, 2020. The Company had $720.60 in prepaid rent as of March 31, 2018.

According to the Website Design Agreement, the Company agrees to pay to the website developer a total of $5,000, but we shall make a prepayment of $1,900.00. The Company had $1,900.00 in the prepaid expense for the website as of March 31, 2018

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to March 31, 2018, the Company has generated no revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from November 6, 2017 (inception) through March 31, 2018 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from November 6, 2017 (inception) through March 31, 2018 were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – RELATED PARTY TRANSACTIONS

During the period from November 6, 2017 (inception) through March 31, 2018, our sole director has loaned to the Company $5,050.00. This loan is unsecured, non-interest bearing and due on demand.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On December 27, 2017 the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share and on January 16, 2018 Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of March 31, 2018.

Note 5 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a two years rental agreement for a $480.50 monthly fee, starting on March 1, 2018.

Note 6 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of March 31, 2018 the Company had net operating loss carry forwards of approximately $738.63 that may be available to reduce future years’ taxable income in varying amounts through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at March 31, 2018 was approximately $155.11. The net change in valuation allowance during the year ended March 31, 2018 was $155.11. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2018.  All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

For the period from November 6, 2017 (inception) to March 31, 2018 the provision for Federal income tax consists of the following:

Non-current deferred tax assets:
Net operating loss carry forward	$(738.63)
Total deferred tax assets	(155.11)
Valuation allowance	$155.11
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the period from November 6, 2017 (inception) to March 31, 2018 as follows:

Computed “expected” tax expense (benefit)	$(155.11)
Change in valuation allowance	$155.11
Actual tax expense (benefit)	$-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to March 31, 2018, through May 7, 2018, and has determined that it has some material subsequent events to disclose in these financial statements.

FreeCook Corporation took a decision to terminate the lease agreement in the end of April 2018. The purpose of it is to decrease the company's expenses of office maintenance. The management is planning to rent a virtual office with Regus. At the virtual office, we will have working space and meeting rooms at our service.

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

FREECOOK CORPORATION

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$15.57
Auditor Fees and Expenses	$5500
Legal Fees and Expenses	$2000
EDGAR fees	$1484.43
Transfer Agent Fees	$1000
TOTAL	$10,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

FreeCook Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling FreeCook Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name	Date	Shares	Consideration
Natalija Tunevic	December 27, 2017	4,000,000	$4,000

We issued the foregoing restricted shares of common stock to our president, treasurer, secretary and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our president, treasurer, secretary and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1(1)	Articles of Incorporation of the Registrant
3.2(1)	Bylaws of the Registrant
5.1(1)	Opinion of Michael Hoffman
10.1(1)	Interest-free Loan Agreement
10.2(1)	Lease Agreement
10.3(1)	Website Design, Development and Hosting Agreement
23.1	Consent of Michael Gillespie
99.1(1)	Form of Subscription Agreement

(1) Previously filed on June 5, 2018.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales of securities are being made, a post-    effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

1)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

1)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 2, 2018.

FREECOOK CORPORATION

By:	/s/	Natalija Tunevic
	Name:	Natalija Tunevic
	Title:	President, treasurer, secretary and director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Natalija Tunevic
Natalija Tunevic	President, treasurer, secretary and director (Principal Executive, Financial and Accounting Officer)	July 2, 2018